Exhibit 99.5

VARIABLE ANNUITY APPLICATION	PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
CONTRACT #	Home Office: Birmingham, Alabama

STATEMENT OF UNDERSTANDING FOR OPTIONAL PROTECTED LIFETIME INCOME BENEFITS: (SECUREPAYSM)

Required Minimum Distributions:  A protected lifetime income benefit rider, if purchased, permits withdrawals in excess of the Annual Withdrawal Amount to satisfy the required minimum distributions (RMD) under Internal Revenue Code Section 401(a)(9) as they apply to amounts attributable to this Contract.  These withdrawals will not be treated as ‘excess withdrawals’ provided: a) you notify us in writing at the time you request the withdrawal that it is intended to satisfy RMD requirements; and, b) we calculate the RMD amount based solely on the applicable end-of-year value of this Contract.  The timing and amount of the non-excess RMD protected lifetime income benefit withdrawal we permit from this Contract may be more restrictive than allowed under IRS rules, and may not satisfy the annual RMD requirements for all of the tax-qualified contracts you own. You should consult your tax advisor.

Allocation Guidelines and Restrictions:  While a protected lifetime income benefit rider is in effect, your Contract’s Investment Option allocations are restricted, as described on page 2 of the application.  Either the entire allocation must be to a single permissible Model Portfolio (the Growth Focus model is not available); or the entire allocation must be to a single permissible Individual Option; or the entire allocation must comply with investment risk category restrictions:  At least 40% of your total Contract allocation must be allocated to sub-accounts in Category 1.  Not more than 60% of your total Contract allocation may be allocated to sub-accounts in Category 2.   Not more than 25% of your total Contract allocation may be allocated to sub- accounts in Category 3.  Sub-accounts in Category 4 are not available.  The Fixed Account is not available.  You may allocate Purchase Payments directly to the sub-accounts or a permissible Model Portfolio or Individual Option, or to any of the available DCA Accounts  subject  to  the  limitations  in  the  Contract’s  ‘Dollar  Cost  Averaging’  provision.    We  systematically  and automatically transfer amounts allocated to the DCA Accounts to the Variable Account according to your Contract allocation. We  systematically  and  automatically  rebalance  to  your  current  Variable  Account  allocation  quarterly,  semi-annually,  or annually, according to your current portfolio rebalancing instructions.

Purchase Payments, Transfers, and Withdrawals:  While a protected lifetime income benefit rider is in effect, we will not accept any purchase payment that we receive after the   earlier of the Benefit Election Date or the 2nd anniversary of the Rider Effective Date.  You may transfer Contract Value among the Investment Options, but the Contract Value immediately after the transfer must meet the Allocation Guidelines and Restrictions.   You may also change your Contract allocation provided it meets the Allocation Guidelines and Restrictions.  A change in your Contract allocation will result in an automatic rebalancing of the Contract Value. Partial surrenders and withdrawals are deducted from the Investment Options in the same proportion that the value of each bears to the total Contract Value.

Prohibited Instructions:  The protected lifetime income benefit rider, every benefit it provides, and deduction of the monthly fee terminate at the end of the Valuation Period on which we execute your instruction to:

1.

Do any of the following in a manner that violates the Allocation Guidelines and Restrictions or rider provisions: allocate a Purchase Payment, process dollar cost averaging transfers, transfer Contract Value, or deduct a partial surrender or withdrawal; or,

2.	Stop portfolio rebalancing; or
3.	Terminate the rider more than 10 years after its Rider Effective Date; or
4.	Change a Covered Person at any time after the Benefit Election Date (for SecurePay); or
5.	Annuitize or terminate the Contract to which the rider(s) are attached.

APPLICATION INSTRUCTIONS

Mailing Address for Applications:	Overnight	U. S. Postal Mail
	Annuity New Business	Annuity New Business
	2801 Hwy 280 South	P. O. Box 10648
	Birmingham, AL 35223	Birmingham, AL 35202-0648

Percentages:  Always use whole (not fractional) percentages.  Percentage totals  must equal 100% per category (i.e. “Primary” and “Contingent” Beneficiaries; “Purchase Payment” and “DCA Allocation” instructions; etc.).

Withholding on Withdrawals:    All withdrawals from the Contract, including SecurePay and Automatic Withdrawals  must include your instructions regarding Federal Tax Withholding.   Complete “Federal Tax Withholding on Non-Periodic Annuity Payments” form # LAD-1133. If not completed, Federal Tax Withholding at a rate of 10% will automatically apply.

AF-####-##	APPLICATION COVER PAGE	PIBA VA NY 5/20

Select Product: X  Protective Investors Benefit Advisory Variable Annuity NY

Owner 1
Name:			☐ Male	☐ Female
Address:				Birthdate:
City:	State:	Zip:		Tax ID:
Email Address:			Phone:

Owner 2
Name:			☐ Male	☐ Female
Address:				Birthdate:
City:	State:	Zip:		Tax ID:
Email Address:			Phone:

Annuitant
Name:			☐ Male	☐ Female
Address:				Birthdate:
City:	State:	Zip:		Tax ID:
Email Address:			Phone:

Beneficiary, if there is no surviving Owner

Use Administrative Form LAD-1225 to name or change a beneficiary anytime before the death of an owner.

Initial Purchase Payment:  $

(minimum: $5,000)

Funding Source:	☐ Cash	☐ Non-Qualified 1035 Exchange	☐ Non-Insurance Exchange

☐ Transfer	☐ Direct Rollover	☐ Indirect Rollover

Plan Type:	☐ Non-Qual	☐ IRA	☐ Roth IRA	☐ Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)
	$	(Amount)	(Tax Year)

Replacement:

Do you currently have an annuity contract or life insurance policy?	☐ Yes	☐ No

Will this annuity change or replace an existing annuity contract or life insurance policy? (If yes, please provide the company name and contract or policy number below.)	☐ Yes	☐ No

Company 1	Contract or Policy #

Company 2	Contract or Policy #

Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal

Deposit Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ALLOCATE PURCHASE PAYMENTS — Allocation instructions remain in effect until you change them.  Use whole percentages.  ‘Purchase Payment’ and ‘DCA Allocation’ percentage totals must equal 100%, each.  If using a Model Portfolio, allocate to the Guaranteed Account and  one Model Portfolio, only.

[ If you are purchasing a protected lifetime income benefit your contract allocation is restricted to a single choice from among the following four options.

•      100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series — Conservative Sub-Account.

•      100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series — Moderate Sub-Account.

•      100% to one of the three permissible “Model Portfolios” (Conservative Growth; Balanced Growth & Income;  or Balanced Growth).

•                  Create a portfolio, using: not less than 40% allocation among Category 1 (Conservative) Sub-Accounts; not more than 60% allocation among Category 2 (Moderate) Sub-Accounts; and, not more than 25% allocation among Category 3 (Aggressive) Sub-Accounts.  Category 4 Sub-Accounts may not be used in this portfolio.

Dollar Cost Averaging from a DCA Account into one of these allocations  is permitted. ]

Protective Life Guaranteed Account

Purchase Payment		Investment Option
[	%	Guaranteed Account — not available if you purchase a protected lifetime income benefit ]
	%	DCA Account 1 — Make DCA transfers on the day (1st — 28th) of the month for months (3 — 6 months).
	%	DCA Account 2 — Make DCA transfers on the day (1st — 28th) of the month for months (7 — 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

[ Category 1 — Conservative

Purchase		DCA
Payment		Allocation		Manager	Investment Option
[	%		%	American Funds	Bond
	%		%	American Funds	U.S. Government/AAA-Rated Securities
	%		%	Dimensional Fund Advisors	Global Bond
	%		%	Dimensional Fund Advisors	Short-Term Fixed
	%		%	Fidelity Management & Research	Investment Grade Bond
	%		%	Goldman Sachs Asset Management	Core Fixed Income
	%		%	Invesco Advisers	Government Securities
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Conservative
	%		%	OppenheimerFunds	Government Money
	%		%	PIMCO	Low Duration
	%		%	PIMCO	Short-Term
	%		%	PIMCO	Total Return
	%		%	Vanguard	Money Market
	%		%	Vanguard	Total Bond Market Index
	%		%	Vanguard	Short-Term Investment Grade
Category 2 — Moderate
	%		%	American Funds	Asset Allocation
	%		%	American Funds	Capital Income Builder
	%		%	Dimensional Fund Advisors	Global Moderate Allocation
	%		%	Franklin Templeton Investments	Franklin Income
	%		%	Franklin Templeton Investments	Franklin Strategic Income
	%		%	Franklin Templeton Investments	Templeton Global Bond
	%		%	Goldman Sachs Asset Management	Global Trends Allocation
	%		%	Invesco Advisers	Balanced Risk Allocation
	%		%	Invesco Advisers	Equity and Income
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Moderate
	%		%	Lord Abbett	Bond Debenture
	%		%	PIMCO	All Asset
	%		%	PIMCO	Global Diversified Allocation
	%		%	PIMCO	Long-Term U.S. Government
	%		%	PIMCO	Real Return
	%		%	Vanguard	Balanced
	%		%	Vanguard	Conservative Allocation
	%		%	Vanguard	Global Bond Index
	%		%	Vanguard	High-Yield Bond
	%		%	Vanguard	Moderate Allocation ]

Sub-Accounts of the Protective Variable Annuity Separate Account (continued)

[ Category 3 — Aggressive

Purchase		DCA
Payment		Allocation		Manager	Investment Option
[	%		%	American Funds	Blue Chip Income & Growth
	%		%	American Funds	Global Growth
	%		%	American Funds	Global Growth and Income
	%		%	American Funds	Growth
	%		%	American Funds	Growth-Income
	%		%	Dimensional Fund Advisors	Equity Allocation
	%		%	Dimensional Fund Advisors	US Large Value
	%		%	Fidelity Management & Research	Mid Cap
	%		%	Franklin Templeton Investments	Franklin Mutual Global Discovery
	%		%	Franklin Templeton Investments	Franklin Mutual Shares
	%		%	Franklin Templeton Investments	Franklin Rising Dividends
	%		%	Goldman Sachs Asset Management	Strategic Growth
	%		%	Invesco Advisers	Comstock
	%		%	Invesco Advisers	Growth and Income
	%		%	Invesco Advisers	International Growth
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Growth
	%		%	Lord Abbett	Dividend Growth
	%		%	Lord Abbett	Fundamental Equity
	%		%	OppenheimerFunds	Main Street®
	%		%	Vanguard	Capital Growth
	%		%	Vanguard	Equity Income
	%		%	Vanguard	Equity Index
	%		%	Vanguard	Diversified Value
	%		%	Vanguard	Growth
	%		%	Vanguard	Mid-Cap Index
	%		%	Vanguard	Total Stock Market Index
Category 4 — Not available if you purchase a protected lifetime income benefit
	%		%	American Funds	Global Small Capitalization
	%		%	American Funds	International
	%		%	American Funds	New World
	%		%	Franklin Templeton Investments	Franklin Flex Cap Growth
	%		%	Dimensional Fund Advisors	International Value
	%		%	Dimensional Fund Advisors	International Small Cap
	%		%	Dimensional Fund Advisors	US Targeted Value
	%		%	Franklin Templeton Investments	Franklin Small Cap Value
	%		%	Franklin Templeton Investments	Franklin Small-Mid Cap Growth
	%		%	Franklin Templeton Investments	Templeton Developing Markets
	%		%	Franklin Templeton Investments	Templeton Foreign
	%		%	Goldman Sachs Asset Management	Growth Opportunities
	%		%	Goldman Sachs Asset Management	Mid Cap Value
	%		%	Invesco Advisers	Global Real Estate
	%		%	Legg Mason	ClearBridge Mid Cap
	%		%	Legg Mason	ClearBridge Small Cap Growth
	%		%	Lord Abbett	Growth Opportunities
	%		%	OppenheimerFunds	Global
	%		%	Royce & Associates	Small-Cap
	%		%	Vanguard	International
	%		%	Vanguard	Real Estate Index
	%		%	Vanguard	Total International Stock Market Index ]

Protective Life Model Portfolios

Purchase		DCA			Purchase		DCA
Payment		Allocation			Payment		Allocation
[	%		%	Conservative Growth		%		%	Balanced Growth
	%		%	Balanced Growth and Income		%		%	Growth Focus - not available if you purchase a protected lifetime income benefit ]

Portfolio Rebalancing — Must be completed if a protected lifetime income benefit (PLIB) is purchased.

Rebalance to my current Variable Account allocation       quarterly       semi-annually       annually on the           day (1st — 28th) of the month.

OPTIONAL BENEFITS AND FEATURES - Not Required. Select the options to be included in your Contract.

Optional Death Benefit: Not available if any Owner or Annuitant is age 86 or older.

☐ Return of Purchase Payments

Optional Protected Lifetime Income Benefits:  You may purchase a rider now or use RightTime® to purchase a rider later, provided the age limits are met when the rider is purchased.

SecurePay  Not available if any Owner or Annuitant is younger than age 60 or older than age 85 when the rider is purchased.

☐ SecurePay

Automatic Purchase Plan: Not available with Automatic Withdrawals.  Attach a voided check.

Draft $        per      month -or-       quarter from my account on the         day (1st — 28th) of the month and apply to my Contract.

Automatic Withdrawals: Not available with Automatic Purchase Plan. Attach a voided check.

Withdraw $         per       month -or-         quarter from the Contract on the             day (1st — 28th) of the month and deposit to my account.

SPECIAL REMARKS

SUITABILITY

Did you receive a current prospectus for this annuity?	☐ Yes ☐ No
Do you believe the annuity meets your financial needs and objectives?	☐ Yes ☐ No

SIGNATURES

I understand this application will be part of the annuity contract.  The information I provide is true and correct to the best of my knowledge and belief.  The company will treat statements made by me or under my authority as representations and not warranties.   The company may accept instructions from any Owner on behalf of all Owners.

Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

Application signed at: (City & State)                                                                            on (Date)                                      .

Owner 1:                                       Owner 2:                                        Annuitant:

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief…

Does this annuity change or replace an existing annuity contract or life insurance policy?	☐ Yes ☐ No
Does the applicant have any existing annuity contract or life insurance policy?	☐ Yes ☐ No

This annuity is suitable based on information I obtained from the applicant after reasonable inquiry into the applicant’s financial and tax status, investment objectives, and other relevant information.

Producer Remarks:

Type of unexpired government issued photo I.D. used to verify applicant’s identity:                                     #

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Signature:		Print	Name:

Producer	#	Brokerage:
Florida License # (if applicable)		Phone #